Exhibit 99.1

B & D Law Firm
10th Floor Botai Plaza, No.221 Wangjing Xiyuan
Chaoyang District, Beijing, 100102, P.R.C.
Tel: (86 10) 6478 9105 Fax: (86 10 ) 6478 9550
info@bdlawyer.com.cn www.bdlawyer.com.cn

[DRAFT — SUBJECT TO OUR INTERNAL APPROVAL]

[DATE]

To: China New Borun Corporation

Add: Bohai Industrial Park (Yangkou Town),

Shouguang, Shandong 262715, People’s Republic of China

Dear Sirs,

We are qualified to practice law in the People’s Republic of China (“PRC” which, for the purpose of this opinion only, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and are qualified to issue the legal opinion on the laws and the regulations of the PRC.

We have acted as PRC counsel to China New Borun Corporation (the “Company”), a company organized under the laws of Cayman Islands and have been asked to render this legal opinion with regard to the PRC laws, in connection with the Company’s Registration Statement on the Form F-1 including all amendments thereto (the “Registration Statement”) and related to the Company’s proposed initial public offering of American Depositary Shares (the “ADSs”), representing ordinary shares, par value $0.001 per share, of the Company (the “Offering”) on the New York Stock Exchange.

Unless otherwise defined herein, capitalized terms used herein shall have the same meanings specific in the Registration Statement.

In rendering this opinion, we have examined, reviewed and relied on the Registration Statement and copies certified or otherwise identified to our satisfaction, of documents provided by Weifang Great Chemical Inc.(“Weifang Great”), Shandong Borun Industrial Co., Ltd.(“Shandong Borun”) and Daqing Borun Biotechnology Co., Ltd.( “Daqing Borun”, together with Weifang Great and Shandong Borun, collectively the “PRC Group Companies”, each a “PRC Group Company”), and any such other documents, corporate records, certificates by the governmental authorities in the PRC and officers of the PRC Group Companies and other instruments as we have deemed necessary or advisable for rendering this opinion.

In rendering this opinion, we have assumed: (i) All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized to execute the same, all documents submitted to us as originals are authentic, and all documents submitted to us as certified or copies conform to the originals; (ii) The documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented; (iii) All the government approval authorities mentioned in the documents have the power, right or due authorization to approve the relevant matters on which it has delivered the approvals, permits, licenses or certificates, as the case may be; (iv) All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant governmental authorities, and all factual statements, but not legal conclusions or statements of law, provided by the PRC Group Companies, including but not limited to the statements set forth in the documents, are complete, true and correct; (v) Each of the parties to the documents other than the PRC Group Companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; each of them, other than the PRC Group Companies, has full power and authority to execute, deliver and perform its obligations under the documents to which it is a party in accordance with the laws of its jurisdiction of organization.

This opinion is rendered on the basis of the PRC laws effective as of the date hereof. There is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect and any such changes, amendments or replacements may be made by the central or local legislative, administrative and judicial authorities of the PRC and may become effective immediately on promulgation. We have made no investigation of, and do not express or imply any views on the laws of any country other than PRC.

Based on the foregoing, we are of the opinion that:

1                  To our best knowledge after due inquiry, each of the PRC Group Companies has been duly organized and is validly existing either as a wholly foreign owned enterprise or domestic companies with limited liability with full legal person status under the applicable PRC laws, except as disclosed in the Registration Statement with respect to Daqing Borun. Each of the PRC Group Companies has the necessary corporate power and authority, as authorized by the PRC government, to own, use, lease its assets and conduct its business as described in its respective business license which is in full force and effect except as disclosed in the Registration Statement. All of the equity interests of each PRC Group Company are legally owned by its immediate holding company, and to the best of our knowledge after due inquiry, are free and clear of all liens, encumbrances, security interest, mortgage or pledge, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into any equity interests in each PRC Group Company.

2                  The articles of association and other constituent documents of each of the PRC Group Companies comply with the requirements of applicable PRC laws and are in full force and effect.

3                  The registered capital of each PRC Group Company has been contributed in accordance with the verification reports issued by different certified public accountants respectively. Specifically, (i) the registered capital of Weifang Great is US$ 10,000,000, of which US$ 8,036,300 has been contributed; (ii) the registered capital of Shandong Borun is RMB 76,500,000, all of which has been fully paid; and (iii) the registered capital of Daqing Borun is RMB110,000,000, all of which has been fully paid.

4                  All dividends and other distributions declared and payable upon the interests in “Weifang Great” in accordance with its articles of associations and the PRC laws may be converted into foreign currency that may be freely transferred out of the PRC subject to certain procedures, and may be so paid without the necessity of obtaining any PRC government authorizations, except such as have been obtained. Except as disclosed in the Registration Statement, all such dividends will not be subject to withholding or other taxes under the PRC laws and are otherwise free and clear of any other withholding or deduction in the PRC.

5                  Each of the PRC Group Companies’ contracts governed by PRC laws (the “Company Contracts”) have been duly authorized, executed and delivered by the relevant PRC Group Company; each such PRC Group Company has the corporate power and capacity to enter into and to perform its obligations under such Company Contracts; each of the Company Contracts to which a PRC  Group Company is a party constitutes a legal, valid and binding obligation of such PRC Group Company, enforceable against such PRC Company in accordance with its terms.

6                  Each of the PRC Group Companies has complied with and is currently in compliance with and is not in breach of environmental laws applicable to its business, and there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non compliance or violation, investigation or proceedings relating to any PRC environmental laws against any of the PRC Group Companies except as disclosed in the Registration Statement.

7                  To our best knowledge after due inquiry, each of the PRC Group Companies has completed the tax registrations. All national, provincial and local tax waivers, tax relief, concession and preferential treatment held by PRC Group Companies are valid, binding and enforceable and are in compliance with the laws, statutes or any orders, rules or regulations of any local or national governmental agencies in all material aspects. Each of the PRC Group Companies is not delinquent in the payment of any taxes due and has never violated any kind of tax law and regulation and has never obtained any penalty from the tax office.

Under the Enterprise Income Tax Law of 2007 dated March 16, 2007 and the Implementation Regulations of the Enterprise Income Tax Law dated December 6, 2007, an enterprise established outside the PRC with its “de facto management body” within the PRC is considered a resident enterprise. The “de facto management body” of an enterprise is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. It remains unclear how the PRC tax authorities will interpret such a broad definition. Although the Company is incorporated in the Cayman Islands and the immediate holding company of the PRC Group Company is incorporated in Hong Kong, substantially all of the Company’s management members are based in the PRC. It remains unclear how the PRC tax authorities will interpret the PRC tax resident treatment of an offshore company, like the Company, having indirect ownership interests in PRC enterprises through intermediary holding vehicles.

8                  To the best of our knowledge after due inquiry, no labor dispute, work stoppage, slow down or other conflict with the employees of the PRC Group Companies exists or would have a Material Adverse Effect exists. For purpose of this legal opinion, the term “Material Adverse Effect” means that a material adverse effect on the general affairs, management, condition (financial or otherwise), results of operations, shareholder equity or business prospects of the Company and its PRC Group Companies, taken as a whole.

9                  Each of the PRC Group Companies has complied with and is not in breach of PRC product quality laws, regulations and rules applicable to its business. Each of the PRC Group Companies has received all material necessary permits, licenses or other approval required under applicable PRC product quality laws, regulations and rules to conduct its businesses. There is no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of non compliance or violation, investigation or proceedings relating to any PRC product quality law against any of the PRC Group Companies.

10            To our best knowledge after due inquiry, except that Shandong Borun has registered a domain name, none of the PRC Group Companies possesses any registered intellectual property. Shandong Borun filed an application for the patent of invention for “Borun Wet Process” and the two applications for trademarks of “Borun”, such applications had been accepted and reviewed by the State Intellectual Property Office of the PRC and the Trademark Office of the State Administration for Industry and Commerce of the PRC respectively. To our best knowledge after due inquiry, such pending patent and trademark are not currently infringing or conflicting with any third parties’ rights and no third parties are claiming any infringement of or conflict with their rights.

11            To our best knowledge after due inquiry, none of the PRC Group Companies is in breach or violation of or in default under, in any material respect, any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument known to us and governed by the PRC laws to which any of it is a party or by which any of them or any of their respective properties may be bound, which violation, breach or default has not been corrected, remedied, rectified or waived, or the result of which would have a Material Adverse Effect.

12            To our best knowledge after due inquiry, none of the PRC Group Companies is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree, or order of any judicial, regulatory or other legal or government agency or body, provincial or national, and there are no legal, arbitral or governmental proceedings currently pending in the PRC which could have a Material Adverse Effect on the PRC Group Companies.

13            To our best knowledge after due inquiry, none of the PRC Group Companies has been liquidated, is insolvent and is subject to any winding up or liquidation proceedings, and none of the PRC Group Companies has undertaken any steps to merge with any other entity or liquidate or any, proceedings which might render it liquidated or insolvent or for the suspension, withdrawal, revocation or cancellation of each of its Constitutional Documents except as described in the Registration Statement.

14            To the best of our knowledge after due inquiry, each of the PRC Group Companies has (i) legal and valid title and has obtained legal and valid land use rights certificates, in respect of all the land held by the PRC Group Companies; (ii) legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, mortgages, charges, encumbrances, equities, claims, defects, options, restrictions or other third party rights except as disclosed in the Registration Statement.

15            The State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles in October 2005, which became effective in November 2005 namely Notice 75, and an implementing rule in May 2007 namely Notice 106, collectively the SAFE Rules. Due to the vagueness and uncertainty as to how the Circular 75 is interpreted and implemented by the SAFE and the possible amendments or changes of the PRC laws and regulations, we cannot exclude the possibility that the shareholders who may spend certain amount of their time in the PRC each year will be required by the SAFE to make or obtain any applicable registrations. However, as all the shareholders of the owners of the Company, including King River Holding Limited, Star Elite Enterprises Limited, Earnstar Holding Limited and TDR Advisors, Inc., are foreign citizens, we understand that prior to the completion of this offering, such registration as required by SAFE Rules is not applicable.

16            The acquisitions of Daqing Borun by Shandong Borun, Shandong Borun by Weifang Great and Weifang Great by China High Enterprises Ltd (“China High”) have completed in compliance with all applicable PRC laws, regulations and rules.

17            On August 8, 2006, six PRC government agencies, namely, Ministry of Commerce (the “MOFCOM”), China Securities Regulatory Commission (the “CSRC”), State Administration for Industry and Commerce (the “SAIC”) , State-owned Assets Supervision and Administration Commission (the “SASAC”), State Administration of Taxation(the “SAT”) and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors(the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purports, among other things, to require offshore “special purpose vehicles”, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled directly or indirectly by PRC companies and/or individuals, to obtain the approval of the MOFCOM for the acquisition, and the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges. Based on our understanding of PRC laws, regulations, rules and Circulars, we believe that neither MOFCOM nor CSRC approval is required in the context of this offering.

18            The statements in the Registration Statement under “Prospectus Summary”, “Risk Factors”, “Our Business”, “Our Corporate Structure and History”, “Dividend Policy”, “Management” “Operating and financial review and prospects”, “Our Industry”, “Regulation of Our Industry”, “Related Party Transactions”, “Enforceability of Civil Liabilities”, “Description of Share Capital” , and “Taxation” to the extent such statements relate to matters of law or regulation of the PRC, are true and accurate in all material respects, and nothing has been omitted from such statements which would make the misleading in any material respect.

19            Under PRC laws, none of the Company or the PRC Group Companies, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

Under a circular issued by the CSRC regarding the interpretation of Article 11 of the “The Measures for the Administration of the Provisions of Securities Legal Services by Law Firms,” we are not permitted to address this opinion to the Underwriters in this Offering. To comply with this circular, we cannot address this opinion to the Underwriters and therefore addressed this opinion to the Company only.

This opinion is solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone in connection with this opinion or used for any other purpose.

Yours faithfully,